Exhibit 1.1

BJ’s Wholesale Club Holdings, Inc.

Common Stock, par value $0.01 per share

Underwriting Agreement

[    ], 2018

Merrill Lynch, Pierce, Fenner & Smith

           Incorporated

One Bryant Park

New York, New York 10036

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

c/o Merrill Lynch, Pierce, Fenner & Smith

                 Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

The stockholders named in Schedules II-A and II-B hereto (each such stockholder a “Selling Stockholder” and together, the “Selling Stockholders”) propose, subject to the terms and conditions stated in this agreement (this “Agreement”), to sell, severally and not jointly, to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [    ] shares of common stock (the “Firm Shares”), par value $0.01 per share (“Stock”), of BJ’s Wholesale Club Holdings, Inc., a Delaware corporation (the “Company”) and, at the election of the Underwriters, up to [                ] additional shares of Stock (the “Optional Shares”) (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”).

1.    (i) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)    A registration statement on Form S-1 (File No. [    ]) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the

Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus;” the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement;” the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(i)(c) hereof) is hereinafter called the “Pricing Prospectus;” such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus;” and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)    (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(c) of this Agreement);

(c)    For the purposes of this Agreement, the “Applicable Time” is [    ] p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule IV(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(d)    The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment or supplement thereto, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact (in the case of the Registration Statement, required to be stated therein or) necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(e)    Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court, governmental, regulatory or arbitrator action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock (other than as a result of the exercise, if any, of stock options or the settlement of other equity-based awards described as outstanding in, and the award, if any, of stock options, restricted stock or other equity-based awards in the ordinary course of business pursuant to the Company’s employee benefit plans that are described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries, (y) any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock or (z) any Material Adverse Effect (as defined below) except, in each case as set forth or contemplated in the Pricing Prospectus; as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(f)    The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, and neither the Company nor any subsidiary has notice of any claim affecting or questioning the rights of the Company or any subsidiary to the continued possession of the property or buildings held under any lease, in each case with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(g)    Each of the Company and each of its subsidiaries has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21.1 to the Registration Statement, and (ii) any corporation, association or entity which if considered in the aggregate as a single subsidiary would not constitute a “significant subsidiary” (as such term is defined in Item 1-02(w) of Regulation S-X) as of the end of the Company’s most recent year.

(h)    The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders, have been duly and validly authorized and issued and are fully paid and non-

assessable and conform to the descriptions thereof contained in the Pricing Prospectus and the Prospectus; except as described in the Pricing Prospectus, there are no outstanding instruments convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, any shares of capital stock or other equity interests of the Company or any of its subsidiaries; and all of the issued shares of capital stock or other equity interests, as applicable, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus;

(i)    The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, as applicable, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of this clause (A) for such conflicts, defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or law applicable to the Company or any of its subsidiaries or any of their properties or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of this clause (C) for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares, the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated by this Agreement and the Pricing Prospectus, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, registrations or qualifications as may be required under the New York Stock Exchange (the “Exchange”) or state securities laws or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(j)    Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or law applicable to the Company or any of its subsidiaries or any of their properties or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties or assets may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(k)    The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Material U.S. Federal Tax Considerations for Non-U.S. Holders of Our Common Stock,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(l)    Other than as set forth in the Pricing Prospectus, there are no legal, governmental or regulatory proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities, regulatory organizations or others;

(m)    The Company is not an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(n)    At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(o)    PricewaterhouseCoopers LLP, who have certified the financial statements of the Company and its subsidiaries, is an independent public accounting firm with respect to the Company within the meaning of the Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board;

(p)    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) complies with the applicable requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (whether or not remediated);

(q)    Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(r)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the applicable requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(s)    The Company has the full right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the actions contemplated hereby and in the Pricing Prospectus; all action required to be taken for the due and proper authorization, execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated in this Agreement and the Pricing Prospectus has been duly and validly taken; and this Agreement has been duly executed and delivered by the Company;

(t)    None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or other person acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense; (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; and the Company and, to the knowledge of the Company, its controlled affiliates have conducted their businesses in compliance with applicable anti-bribery and anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(u)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record keeping and reporting requirements of the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(v)    None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or other person acting on behalf of the Company or any of its subsidiaries is, or is owned or controlled by one or more individuals or entities that is, (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”) or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions; the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; the Company, its subsidiaries, and to the knowledge of the Company, their respective directors, officers, agents, employees, controlled affiliates and other persons acting on behalf of the Company are in compliance with applicable Sanctions in all material respects; and for the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned country;

(w)    The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved; and the pro forma financial information and the related notes thereto included in the Registration Statement, the Pricing Prospectus and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Prospectus and the Prospectus;

(x)    Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, with respect to each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is sponsored, maintained or contributed to by the Company (each, a “Plan”), (i) no failure to satisfy the minimum funding standards of Sections 302 and 303 of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), or other event of the kind described in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred; (ii) to the extent required by applicable law to be funded, the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (iii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred, excluding transactions effected pursuant to a statutory or administrative exemption and (iv) each Plan is in material compliance with applicable law, including, without limitation, ERISA and the Code. Except as would not have a Material Adverse Effect, neither the Company nor, to the knowledge of the Company, any trade or business, whether or not incorporated, that, together with the Company, would be deemed to be a “single employer” within the meaning of Section 4001(b) of ERISA or Section 414 of the Code (an “ERISA Affiliate”) has incurred or reasonably expects to incur any liability with respect to any Plan under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default). Except as would not have a Material Adverse Effect, neither the Company nor any of its subsidiaries has any material liability in respect of any post-employment health, medical or life insurance benefits for former, current or future employees of the Company or any subsidiary, except as required to avoid excise tax under Section 4980B of the Code or any similar law. None of the Company, any of its subsidiaries or, except as would not reasonably be expected to have a Material Adverse Effect to the Company or any of its subsidiaries, any of its ERISA Affiliates, sponsors, contributes to or has any obligation to contribute to any “multiemployer pension plan” (as defined in Section 3(37) of ERISA). Each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service upon which it can rely and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification. To the knowledge of the Company, there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect to the Company or its subsidiaries;

(y)    The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except for any taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, or where the failure to pay or file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, there is no tax deficiency that has been asserted in writing against the Company or any of its subsidiaries or any of their respective properties or assets, except for such deficiencies as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(z)    The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations (collectively, the “Government Licenses”) issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Prospectus and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification (or proceedings related thereto) of any Governmental License or has any reason to believe that any Governmental License will not be renewed in the ordinary course, in each case, except where such revocation, modification, or non-renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(aa)    The Company and its subsidiaries own or possess, or believe they can acquire on commercially reasonable terms, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses as currently conducted and as currently proposed to be conducted, and the conduct of their respective businesses do not and will not conflict in any material respect with any such rights of others. The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, in each case, which would reasonably be expected to have a Material Adverse Effect;

(bb)    The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are customary for businesses such as the Company’s and its subsidiaries’; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

(cc)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company and its subsidiaries and their respective operations and facilities are in compliance with applicable Environmental Laws, which compliance includes, without limitation, obtaining and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business (as currently conducted and as currently proposed to be conducted), properties and facilities of the Company or its subsidiaries under applicable Environmental Laws; (ii) neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or other person, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action based on or pursuant to any Environmental Law filed with a court or governmental authority pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, (iv) there is no governmental investigation with respect to which the Company or any of its subsidiaries has received written notice regarding any actual or potential liability on the part of the Company pursuant to any Environmental Law, and neither the Company nor any of its subsidiaries has received written notice by any person or entity alleging any such liability; (v) neither the Company nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment or decree issued by a governmental authority, which imposes any obligation or liability under any

Environmental Law; (vi) neither the Company nor any of its subsidiaries owns, occupies, or operates any real property contaminated with Materials of Environmental Concern; (vii) to the knowledge of the Company, no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries; and (viii) to the knowledge of the Company there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company or any of its subsidiaries.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means, to the extent applicable to the Company or any of its subsidiaries, all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments, other requirement or rule of law (including applicable principles of common law) and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, or waste, compound, or constituent, in any form, that is defined, listed or regulated as “hazardous” or “toxic” (or terms of similar regulatory intent or meaning) under Environmental Law, including, without limitation, petroleum and petroleum by-products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls, and toxic mold. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, migrating, injection or leaching into the Environment;

(dd)    The Company has operated its business in a manner compliant in all material respects with all privacy, data security and data protection industry and regulatory guidance, laws and regulations applicable to the Company’s collection, handling, usage, disclosure, storage and processing of all personally identifiable data (“Personal Data”), along with all other data, including without limitation, IP addresses, mobile device identifiers and website usage activity data (“Device and Activity Data”) and confidential, sensitive or proprietary business information (“Business Data”); the Company has implemented and maintains policies and procedures reasonably designed to ensure material compliance with all applicable privacy, data security and data protection industry and regulatory guidance, laws and regulations; the Company requires third parties to which it provides any Personal Data, Device and Activity Data or Business Data to maintain the privacy and security of such Personal Data, Device and Activity Data or Business Data; and the Company has not experienced any security incident that has compromised the privacy and/or security of any Personal Data, Device and Activity Data, or Business Data, except as would not reasonably be expected to have a Material Adverse Effect;

(ee)    No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, in each case, except as would not reasonably be expected to have a Material Adverse Effect;

(ff)    Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the and sale of the Shares;

(gg)    No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Prospectus;

(hh)    No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(ii)    Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources;

(jj)    Neither the Company nor any of its affiliates has taken, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(kk)    There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), applicable as of the effective date of the Registration Statement, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(ll)    There are no debt securities or preferred stock issued, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(mm)    Neither the Company or any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ii)    Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(a)    All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement referred to below, as applicable, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained, except for such consents, approvals, authorizations and orders as would not, individually or in the aggregate, reasonably be expected to materially impact such Selling Stockholder’s ability to perform its obligations under this Agreement; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power-of-Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(b)    The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement, the Power of Attorney and the Custody Agreement, as applicable, and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) if such Selling Stockholder is a corporation or partnership, result in any violation of the provisions of the Articles of Incorporation and By-Laws or the Partnership Agreement, as applicable, of such Selling Stockholder or (iii) conflict with or result in a breach or violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to materially impact such Selling Stockholder’s ability to perform its obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, the Power of Attorney and the Custody Agreement, as applicable, and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, the Power of Attorney and the Custody Agreement, as applicable, in connection with the Shares to be sold by such Selling Stockholder hereunder, except the registration under the Act of the Shares, the approval by FINRA of the underwriting terms and arrangements, the approval for listing on the Exchange and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(c)    Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(d)    Such Selling Stockholder, to the extent not a natural person, has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of organization;

(e)    On or prior to the date of the Pricing Prospectus, such Selling Stockholder has executed and delivered to the Underwriters an agreement substantially in the form of Exhibit C hereto;

(f)    Such Selling Stockholder has not taken, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(g)    The Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that such representations and warranties set forth in this paragraph (g) shall apply, with respect to a Selling Stockholder, only to statements or omissions made in the Registration Statement, the Preliminary Prospectus, the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus and the Prospectus that are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder in writing expressly for use therein; provided, further, that it is agreed that such information furnished by such Selling Stockholder to the Company consists only of (A) the legal name, address and the number of Shares owned by such Selling Stockholder before and after the offering, (B) the other information with respect to such Selling Stockholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders,” and (C) with respect to any Selling Stockholder that is an executive officer of the Company or a member of the Company’s board of directors, the biography of such Selling Stockholder set forth under the caption “Management” in the Pricing Prospectus or the Prospectus (with respect to such Selling Stockholder, the “Selling Stockholder Information”);

(h)    In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(i)    Certificates in negotiable form or book entry security entitlements representing all of the Shares to be sold by each Selling Stockholder named in Schedule II-B hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II-B hereto, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; each of the Custody Agreement and Power of Attorney constitutes a legal, valid and binding obligation of such Selling Stockholder and enforceable in accordance with their terms.

(j)    The Shares represented by the certificates held in custody for each Selling Stockholder named in Schedule II-B hereto under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, certificates representing the Shares to be sold by such Selling Stockholder hereunder shall be delivered by or on behalf of the Selling Stockholders named in Schedule II-B hereto in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event;

(k)    Such Selling Stockholder is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise; and

(l)    Such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares to be sold by such Selling Stockholder hereunder, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(iii)    Each of the Selling Stockholders listed on Schedule II-B, severally and not jointly, represents and warrants to each of the Underwriters that such Selling Stockholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement.

2.    Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $[    ], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedules II-A and II-B hereto by a fraction, the numerator of which is the aggregate number of Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholders, as and to the extent indicated in Schedules II-A and II-B hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [            ] Optional Shares, at the purchase price per share set forth in the paragraph above (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares). Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by all Selling Stockholders as set forth in Schedules II-A and II-B hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, the Selling Stockholders named in Schedule II-A hereto and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you, the Company, the Selling Stockholders named in Schedule II-A hereto and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.    Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4.    (a) The Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Custodian to the Representatives at least forty-eight hours in advance. The Company and the Selling Stockholders will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [    ], 2018 or such other time and date as the Representatives, the Company, the Selling Stockholders named in Schedule II-A hereto and the Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company, the Selling Stockholders named in Schedule II-A hereto and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b)    The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof, will be delivered at the offices of White & Case LLP, 1221 Avenue of the Americas, New York, NY 10020 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at [    ] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.    The Company agrees with each of the Underwriters:

(a)    To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to

Section 8A of the Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)    Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, subject itself to taxation in any jurisdiction if it is not otherwise so subject or file a general consent to service of process in any jurisdiction;

(c)    Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such other time as may be agreed to between the Representatives and the Company) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus or the Pricing Disclosure Package, as applicable, as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) or the Pricing Disclosure Package, as applicable, is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or the Pricing Disclosure Package, as applicable, in order to comply with the Act, to promptly notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or the Pricing Disclosure Package, as applicable, or a supplement to the Prospectus or the Pricing Disclosure Package, as applicable, which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)    To make generally available to its securityholders as soon as practicable (which may be satisfied by filing such information with the Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)    During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (A) the Shares to be sold hereunder, (B) any shares of Stock issued upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement and described in the Pricing Prospectus, (C) any shares of Stock issued (including upon the exercise of options) and grants of stock options, restricted stock units, or other equity based awards pursuant to any employee stock option plan, equity incentive plan, or any other employee benefit plan described in the Pricing Prospectus, or (D) a registration statement on Form S-8 relating to any employee benefit plan described in the Pricing Prospectus), without prior written consent of two of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, provided that (x) no public announcement of a confidential or non-public submission of a registration statement with the Commission shall be made, (y) the Company shall provide written notice to the Representatives at least two business days prior to any confidential or non-public submission and (z) no such confidential or non-public submission shall become a publicly available registration statement during the Lock-Up Period;

(f)    So long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the Company may satisfy the requirements of this subsection by filing such information on EDGAR;

(g)    During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, however, that the Company may satisfy the requirements of this subsection by filing such information on EDGAR;

(h)    To not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock;

(i)    If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (17 C.F.R. 202.3a);

(j)    Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(k)    To deliver to the Representatives, on the date of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of additional documentation necessary to comply with 31 CFR § 1010.230, and the Company undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.

6.    (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule IV(a) and Schedule IV(b) hereto;

(b)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

7.    (a) The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Memorandum; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; (viii) all expenses of the Company in connection with any “road show” presentation to potential investors (provided that any expenses or costs associated with any chartered plane used in connection with any “road show” presentation to potential investors will be paid 50% by the Company and 50% by the Underwriters; provided further that no plane shall be chartered pursuant to this clause (viii) without the Company’s prior written consent); (ix) the fees, disbursements and expenses of Whalen LLP, as counsel for the Selling Stockholders named in Schedule II-B; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided that the fees and expenses of counsel for the Underwriters to be reimbursed by the Company pursuant to clauses (iii) and (v) hereof shall not exceed $20,000 in the aggregate.

(b)    Each Selling Stockholder, severally and not jointly, covenants and agrees with the several Underwriters that such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations with respect to: (i) any fees and expenses of counsel for such Selling Stockholder other than the fees of Whalen LLP being paid for by the Company and; (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder, provided that in connection with this clause (iii) the Representatives agree to pay New York State stock transfer tax, and each Selling Stockholder agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated.

(c)    Each Selling Stockholder will deliver to the Representatives: (i) on the date of this Agreement, to the extent applicable to such Selling Stockholder, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of any additional documentation necessary to comply with 31 CFR § 1010.230 and (ii) prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(d)    Except as provided in this Section, and Sections 9 and 12 hereof, it is understood that the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8.    The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)    White & Case LLP, counsel for the Underwriters, shall have furnished to you their written opinion and 10b-5 statement, dated such Time of Delivery, in form and substance reasonably satisfactory to you and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)    Latham & Watkins LLP, counsel for the Company, shall have furnished to you their written opinion and 10b-5 statement, dated such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect set forth in Exhibit A hereof;

(d)    Latham & Watkins LLP, counsel for the Selling Stockholders in Schedule II-A hereto, shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel, dated such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect set forth in Exhibit B-1 hereof;

(e)    Whalen LLP, counsel for the Selling Stockholders in Schedule II-B hereto, shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel, dated such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect set forth in Exhibit B-2 hereof;

(f)    On the date of the Prospectus at a time prior to or contemporaneously with the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(g)    (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court, governmental, regulatory or arbitrator action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of the exercise, if any, of stock options or the settlement of other equity-based awards described as outstanding in, and the award, if any, of stock options, restricted stock or other equity-based awards in the ordinary course of business pursuant to the Company’s employee benefit plans that are described in, the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries, any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i)    (i) The Shares to be sold at such Time of Delivery shall have been duly listed on the Exchange and (ii) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby;

(j)    The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from the persons listed on Schedule III hereto, substantially to the effect set forth in Exhibit C hereof (the “Lock-Up Agreement”) in form and substance satisfactory to you;

(k)    The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(l)    The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of (i) the chief financial officer and one additional executive officer of the Company, (ii) each of the Selling Stockholders in Schedule II-A, and (iii) the Selling Stockholders in Schedule II-B severally, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders in all material respects of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section, as to such other matters as you may reasonably request; and

(m)    On or prior to each Time of Delivery, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters, it being agreed that payment for and delivery of the Shares will be conclusive evidence that such documents are satisfactory.

9.    (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with Underwriter Information.

(b)    Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or any roadshow, in reliance upon and in conformity with the Selling Stockholder Information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, that the liability of each of the Selling Stockholders pursuant to this subsection 9(b) shall not exceed the product of the number of Shares sold by such Selling Stockholder including any Optional Shares and the public offering price of the Shares as set forth in the Prospectus after deducting any underwriting discounts and commissions for such Shares but before applicable offering expenses and taxes (with respect to each Selling Stockholder, the “Selling Stockholder Proceeds”).

(c)    Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the information furnished in writing to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [    ] paragraph under the caption “Underwriting,” and the information contained in the [    ] paragraphs under the caption “Underwriting.”

(d)    Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b), or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the contribution by any Selling Stockholders pursuant to this subsection (e) shall not exceed its Selling Stockholder Proceeds (reduced by any amounts such Selling Stockholder paid under subsection (b) above). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint and the Selling Stockholders’ obligations in this subsection (e) to contribute are several in proportion to their Selling Stockholder Proceeds.

(f)    The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter and their respective directors and officers; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

10.    (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.    The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter or broker-dealer affiliate of any Underwriter or their respective directors or officers, or the Company, or any of the Selling Stockholders or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder and shall survive delivery of and payment for the Shares.

12.    If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of any of the Selling Stockholders as provided herein, each of the defaulting Selling Stockholders pro rata (based on the number of Shares to be sold by such Selling Stockholder hereunder) will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.    In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you; and in all dealings with any Selling Stockholder named in Schedule II-B hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of: Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Attention Syndicate Department (fax: +1 (646) 855-3073), with a copy to ECM Legal (fax: +1 (212) 230-8730); Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, Attention: Registration Department (fax: +1 (212) 291-5175); J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179 (fax: +1 (212) 622-6358), Attention: Syndication Department; Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005 (fax: +1 (212) 797-9344), Attention: ECM Syndicate Desk; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to Christopher J. Baldwin, Laura L. Felice and Graham N. Luce, Attorneys-in-Fact, c/o the Company at the address of the Company set forth on the cover of the Registration Statement, Attention: General Counsel; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; and if to any stockholder that has delivered a lock-up letter described in Section 8(j) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule III hereto or such other address as such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and their respective directors and officers, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.    The Company and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

17.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18.    This Agreement, any controversy, dispute or claim arising under or related thereto and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company and each Selling Stockholder agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each Selling Stockholder agrees to submit to the jurisdiction of, and to venue in, such courts.

19.    The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21.    Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder named in Schedule II-B hereto represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney that authorizes such Attorney-in-Fact to take such action.

Very truly yours,

BJ’s Wholesale Club Holdings, Inc.

By:
Name:
Title:

GREEN EQUITY INVESTORS V, L.P.
By: GEI Capital V, LLC, its General Partner

By:
Title:
Date:

GREEN EQUITY INVESTORS SIDE V, L.P.
By: GEI Capital V, LLC, its General Partner

By:
Title:
Date:

BEACON COINVEST LLC

By:
Title:
Date:

Brian Poulliot
Christina Neppl
Christopher J. Baldwin
Cornel Catuna
Gina Iacovone
Graham N. Luce
Jacqueline Cunningham
Ken Parent
Kirk Saville
Kristyn Sugrue
Krystyna Kostka
Laura L. Felice
Laura J. Sen
Lee Delaney
Lisa Bires
LJS 2012 Irrevocable Trust
Michael Atkinson
Mike Leary
Peter Amalfi
Peter Poutre
Robert W. Eddy
Scott Kessler
Stephanie Meltzer Paul
Trevor LaChapelle
William C. Werner
Jeff Desroches
Christopher DeSantis

By:
Name:
Title:

As Attorney-in-Fact acting on behalf of each of the Selling Stockholders listed on Schedule II-B hereto

Accepted as of the date hereof:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
Name:
Title:

Accepted as of the date hereof:
Goldman Sachs & Co. LLC

By:
Name:
Title:

Accepted as of the date hereof:
J.P. Morgan Securities LLC

By:
Name:
Title:

Accepted as of the date hereof:
Deutsche Bank Securities Inc.

By:
Name:
Title:

By:
Name:
Title:

On behalf of each of the Underwriters named in Schedule I to this Agreement

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased		Number of Optional Shares to be Purchased if Maximum Option Exercised
Merrill, Lynch, Pierce, Fenner & Smith Incorporated	[	]	[	]
Goldman Sachs & Co. LLC	[	]	[	]
J.P. Morgan Securities LLC	[	]	[	]
Deutsche Bank Securities Inc.	[	]	[	]
Morgan Stanley & Co. LLC	[	]	[	]
Citigroup Global Markets Inc.	[	]	[	]
Jefferies LLC	[	]	[	]
Wells Fargo Securities, LLC	[	]	[	]
Nomura Securities International, Inc.	[	]	[	]
Robert W. Baird & Co. Incorporated	[	]	[	]
William Blair & Company, L.L.C.	[	]	[	]
Siebert Cisneros Shank & Co., L.L.C.	[	]	[	]

Total	[	]	[	]

SCHEDULE II-A

	Total Number of Firm Shares to be Sold		Number of Optional Shares to be Sold if Maximum Option Exercised
GREEN EQUITY INVESTORS V, L.P.	[	]	[	]
GREEN EQUITY INVESTORS SIDE V, L.P.	[	]	[	]
BEACON COINVEST LLC	[	]	[	]
CVC BEACON LP	[	]	[	]

Total	[	]	[	]

SCHEDULE II-B

	Total Number of Firm Shares to be Sold		Number of Optional Shares to be Sold if Maximum Option Exercised
Brian Poulliot	[	]	[	]
Christina Neppl	[	]	[	]
Christopher J. Baldwin	[	]	[	]
Cornel Catuna	[	]	[	]
Gina Iacovone	[	]	[	]
Graham N. Luce	[	]	[	]
Jacqueline Cunningham	[	]	[	]
Ken Parent	[	]	[	]
Kirk Saville	[	]	[	]
Kristyn M. Sugrue	[	]	[	]
Krystyna Kostka	[	]	[	]
Laura L. Felice	[	]	[	]
Laura J. Sen	[	]	[	]
Lee Delaney	[	]	[	]
Lisa Bires	[	]	[	]
LJS 2012 Irrevocable Trust	[	]	[	]
Michael Atkinson	[	]	[	]
Mike Leary	[	]	[	]
Peter Amalfi	[	]	[	]
Peter Poutre	[	]	[	]
Robert W. Eddy	[	]	[	]
Scott Kessler	[	]	[	]
Stephanie Meltzer Paul	[	]	[	]
Trevor LaChapelle	[	]	[	]
William C. Werner	[	]	[	]
Jeff Desroches	[	]	[	]
Christopher DeSantis	[	]	[	]
Total	[	]	[	]

SCHEDULE III

Parties to Lock-Up Agreements

SCHEDULE IV

(a)    Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic roadshow dated [    ], 2018

(b)    Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Shares is $[    ].

The number of Firm Shares purchased by the Underwriters is [    ].

Exhibit A

Form of Latham & Watkins LLP Opinion

Exhibit B-1

Form of Latham & Watkins LLP Opinion as Counsel for the Selling Stockholders Named in Schedule II-A

Exhibit B-2

Form of Whalen LLP Opinion as Counsel for the Selling Stockholders Named in Schedule II-B

Exhibit C

Form of Lock-Up Agreement

EXECUTION VERSION

BJ’s Wholesale Club Holdings, Inc.

Lock-Up Agreement

September 24, 2018

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Re: BJ’s Wholesale Club Holdings, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I thereto (collectively, the “Underwriters”), with BJ’s Wholesale Club Holdings, Inc., a Delaware corporation (the “Company”), and the stockholders named in Schedule II-A and Schedule II-B to the Underwriting Agreement (the “Selling Stockholders”) providing for a public offering (the “Offering”) of the Common Stock of the Company (the “Shares”) held by the Selling Stockholders pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 90 days after the date set forth on the final prospectus used to sell the Shares (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”), or publicly disclose the intention to do any of the foregoing. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares. If the undersigned is an officer or director of the issuer, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the Offering.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares:

(i)	as a charitable donation or donations or a bona fide gift or gifts,

(ii)	by will or intestacy,

(iii)	if the undersigned is a natural person, to a member of the immediate family of the undersigned,

(iv)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or to any other entity that is wholly-owned by such persons,

(v)	if the undersigned is a trust, to a trustor, trustee or beneficiary of the trust or to the estate of a beneficiary of such trust,

(vi)

to a corporation, partnership, limited liability company or other entity that controls or is controlled by, or is under common control with, the undersigned, or is wholly-owned by the undersigned and/or by members of the undersigned’s immediate family, or, in each case, of a direct or indirect parent of the undersigned,

(vii)

to any investment fund or other entity controlled or managed by the undersigned or under common control or management with the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership),

(viii)	by distribution to any affiliate, wholly-owned subsidiary, members, limited partners or stockholders of the undersigned,

(ix)

to the Company (1) pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase shares of Common Stock granted by the Company to employee benefit plans or arrangements described in the Registration

Statement solely with respect to an option that would otherwise expire during the Lock-Up Period, or (2) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of an option to purchase shares of Common Stock pursuant to clause (ix)(1) or the vesting of any restricted stock awards granted by the Company pursuant to employee benefit plans or arrangements described in the Registration Statement, in each case on a “cashless” or “net exercise” basis (the term “cashless” or “net exercise” referring to the sale of a portion of the option shares of Common Stock or previously owned Common Stock to the Company (including by means of a 10b5-1 plan) to cover payment of the exercise price or withholding taxes, as the case may be),

(x)

to the extent such Shares are purchased in the Offering or in open market transactions following the completion of the distribution of the Shares by the Underwriters, provided that if the undersigned is an officer or director of the Company then this clause (x) shall not apply to any issuer directed Shares the undersigned may purchase in the Offering,

(xi)

in connection with a written plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for the transfer of shares of Common Stock that does not provide for the transfer of shares of Common Stock during the 90-day period referred to above,

(xii)	with the prior written consent of two of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC on behalf of the Underwriters,

(xiii)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (xii) above; or

(xiv)	to the Underwriters pursuant to the Underwriting Agreement;

provided that in the case of any transfer, donation or distribution pursuant to clauses (i) through (viii), each transferee, donee or distributee shall execute and deliver to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC a lock-up letter in the form of this Lock-Up Agreement; and provided, further, that in the case of any transfer, donation or distribution pursuant to clauses (i) through (x) or the entry into any plan contemplated by clause (xi), no filing by any party (the Company, donor, donee, transferor, transferee or plan entrant) under the Exchange Act or other public announcement reporting a reduction in beneficial ownership shall be required or shall be made voluntarily in connection with such transfer, donation, distribution or plan entrance (other than (a) a filing on a Form 5 made after the expiration of the Lock-Up Period and (b) a filing on a Form 4 in relation to a transfer pursuant to clause (ix) that discloses in a footnote that the disposition was to the Company for the purpose of satisfying withholding tax due upon the vesting of restricted stock awards or upon the net exercise of an option that would otherwise expire during the Lock-Up Period, as the case may be); and provided, further, that in the case of any transfer pursuant to clauses (ii) through (viii) such transfer shall not involve a disposition for value. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin and shall include any former spouse. The undersigned now has, and, except as contemplated by clauses (i) through (xiv) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that, if (1) the Company files an application to withdraw the Registration Statement related to the Offering, (2) the Underwriting Agreement does not become effective by December 9, 2018, (3) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, or (4) the Underwriters advise the Company, or the Company advises the Underwriters, in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Offering, the undersigned shall be released from all obligations under this Lock-Up Agreement. The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

The foregoing provisions shall not apply to any issuer-directed Shares in the Offering purchased by a person that is not an officer or director of the Company; provided that no filing by any party under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with any transfer (other than a filing on a Form 5).

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof

[Signature Page Follows]

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

[Signature Page to Lock-Up Agreement]